UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  July 10, 2007

SUPERIOR ESSEX INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50514	20-0282396
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Interstate North Parkway, Atlanta, Georgia 30339

(Address of Principal Executive Offices) (Zip Code)

(770) 657-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Effective July 10, 2007 Essex Nexans Europe and certain of its subsidiaries (collectively herein, “Essex Nexans Europe” and individually a “Participant”) entered into a factoring agreement (the “Factoring Agreement”) with Compagnie Generale d’Affacturage (the “Factor”) pursuant to which Essex Nexans Europe may assign its eligible accounts receivable to the Factor. The Factoring Agreement replaces the previous agreement with the Factor that was entered into on October 27, 2005 and amended effective July 11, 2006 and filed with the Securities and Exchange Commission as Exhibits 10.1 and 10.2 to Form 8-K dated July 11, 2006

Under the Factoring Agreement, the Factor agreed to finance receivables up to a limit of an aggregate maximum authorized outstanding amount of €50,000,000. Such amount is revolving and is allocated among Essex Nexans Europe and its subsidiaries as follows: Essex Nexans Europe and Essex Nexans, its French operating subsidiary (€40,000,000), Essex Nexans L&K GmbH (€5,000,000) and Essex Nexans UK (€5,000,000).   This allocation may be revised from time to time.   The Company anticipates that the Factoring Agreement will be amended upon the closing of the acquisition of Invex S.p.A. to a maximum aggregate authorized outstanding amount of €90,000,000.

The Factor has the right to terminate the financing of relevant unpaid receivables 60 days after their maturity. The Factor has the right to retain 15% of the receivables financed to secure amounts due under the Factoring Agreement. Such retained amount may be increased during the period of a breach of certain covenants.

The Factor receives a monthly service commission (excluding tax) of EUR 6,700 and a monthly financing commission (excluding tax) calculated at the Factor’s rate (the monthly average of the European Overnight Index Average rate) plus 0.35% per annum.

The Factoring Agreement expires on July 10, 2010 and may be terminated by Essex Nexans Europe at any time, upon two months prior notice and payment of certain fees, if applicable. The Factor may terminate the Factoring Agreement upon (i) a force majuere which makes it impossible for the Factor to conduct its business; (ii) appointment of a bankruptcy administrator of a Participant, voluntary liquidation or cessation of business by a Participant; (iii) a change in ownership of a Participant to a company outside the Superior Essex group which is not approved by the Factor or (iv) any substantial breach of the Factoring Agreement by a Participant making it impossible for the Factor to obtain full or partial payment of the assigned receivables.

The foregoing summary of the Factoring Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01.              Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable

(d)           Exhibits:

Exhibit Number	Description

10.1	Agreement for the Assignment of Receivables among Essex Nexans Europe, Essex Nexans, Essex Nexans L&K GmbH, Essex Nexans UK and Compagnie Generale d’Affacturage, dated July 10, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ESSEX INC.

Dated: July 17, 2007

	By:	/s/ David S. Aldridge
David S. Aldridge
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

10.1	Agreement for the Assignment of Receivables among Essex Nexans Europe, Essex Nexans, Essex Nexans L&K GmbH, Essex Nexans UK and Compagnie Generale d’Affacturage, dated July 10, 2007